UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2009

Family Dollar Stores, Inc.

(Exact name of registrant as specified in charter)

Delaware	1-6807	56-0942963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 1017, 10401 Monroe Road Charlotte, North Carolina		28201-1017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 847-6961

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 16, 2009, Family Dollar Stores, Inc. (the “Company”) and its wholly owned subsidiary, Family Dollar, Inc. (“FDI”) entered into a senior unsecured 364-Day Credit Agreement (the “Credit Agreement”) with a syndicate of lenders. This Credit Agreement replaced a pre-existing 364-day credit agreement in the same amount on substantially the same terms and conditions other than the pricing terms. Wachovia Bank, National Association serves as Administrative Agent for the Credit Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Credit Agreement.

The Credit Agreement provides for a commitment of $250 million. The Company may use borrowings thereunder for any general corporate purpose. The Credit Agreement matures on December 15, 2010, but the parties may mutually agree to extend the Credit Agreement for up to two additional 364-day extensions, provided that in no event may the maturity date be extended beyond December 13, 2012.

Loans under the Credit Agreement shall, at the Company’s option, bear interest at a rate per annum equal to (A) the Adjusted CD Rate plus the Applicable Margin or (B) the LIBOR Rate (or, in the case of Swingline Loans, the LIBOR Market Index Rate) plus the Applicable Margin. The Company has also agreed to pay certain customary facility fees and administrative agent fees.

The Credit Agreement contains the same representations and warranties, affirmative, negative and financial covenants and events of default as set forth in the pre-existing 364-day credit agreement entered into by the Company on December 18, 2008 (available as Exhibit 10 to the Company’s report on Form 8-K filed with the SEC on December 19, 2008.) These representations and warranties, covenants and events of default are also substantially equivalent to those set forth in (i) the Note Purchase Agreement for the issuance of unsecured Senior Notes due 2015 (available as Exhibit 10.24 to the Company’s report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on November 7, 2005) and (ii) the $350 million senior unsecured Credit Agreement between the Company, FDI, Wachovia Bank, National Association and a syndicate of lenders (available as Exhibit 10 to the Company’s report on Form 8-K filed with the SEC on August 28, 2006). The Credit Agreement also contains customary indemnity provisions. The obligations of the Company and FDI under the Credit Agreement are guaranteed by Family Dollar Services, Inc., Family Dollar Operations, Inc. and Family Dollar Trucking, Inc., each a wholly owned subsidiary of FDI.

The foregoing does not constitute a complete summary of the terms of the Credit Agreement, and reference is made to the complete text of the Credit Agreement which is attached hereto and incorporated herein by reference as Exhibit 10.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10 –	$250 million 364-Day Credit Agreement between the Company and FDI, as Borrowers, and Wachovia Bank, National Association, as Administrative Agent and Swingline Lender, and various other lenders named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMILY DOLLAR STORES, INC.
(Registrant)

Date: December 21, 2009	By:	/s/ JAMES C. SNYDER, JR.
James C. Snyder, Jr.
Senior Vice President-General Counsel and
Secretary

Exhibit Index

Exhibit No.	Document Description

10	$250 million 364-Day Credit Agreement between the Company and FDI, as Borrowers, and Wachovia Bank, National Association, as Administrative Agent and Swingline Lender, and various other lenders named therein